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As filed with the Securities and Exchange Commission on March 13, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Antero Midstream Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1748605 (I.R.S. Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Addresses, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Glen C. Warren, Jr.
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Scott D. Rubinsky
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees

Primary Offering:

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Debt Securities

Warrants

Depositary Shares

Total Primary	(2)	(2)	(2)	(3)

Secondary Offering:

Common Stock, par value $0.01 per share	284,207,325(4)	(5)	$3,470,171,438(6)	$420,585(7)

Total (Primary and Secondary)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.

This registration statement includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee for all securities that may be offered in primary offerings by the registrant.

(4)
Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)
The proposed maximum offering price per share of common stock will be determined by the selling stockholders from time to time in connection with, and at the time of, the sale by a selling stockholder of such securities.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices of the common shares representing limited partner interests of Antero Midstream GP LP, our predecessor registrant, on March 8, 2019, as reported on the New York Stock Exchange.

(7)
Calculated pursuant to Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

        This registration statement consists of two prospectuses, covering the registration of:

  •
  Shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares of Antero Midstream Corporation; and

  •
  Shares of common stock of Antero Midstream Corporation that may be sold in one or more secondary offerings by the selling stockholders.

PROSPECTUS

Antero Midstream Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares

        From time to time we may offer and sell the following securities:

  •
  Shares of common stock;

  •
  Shares of preferred stock;

  •
  Debt securities;

  •
  Warrants; and

  •
  Depositary shares.

        We refer to our common stock, preferred stock, debt securities, warrants and depositary shares, collectively, as the "securities." We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings.

        We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes only the general terms of the securities and the general manner in which we may offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.

        You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the "Where You Can Find More Information" section of this prospectus for the information about us and certain risks related to the purchase of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "AM."

        Investing in our securities involves risks. Please read "Risk Factors" beginning on page 2 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein and therein before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2019.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Antero Midstream Corporation and the securities that we may offer under this prospectus.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        On March 12, 2019, pursuant to that certain Simplification Agreement, dated October 9, 2018 (the "Simplification Agreement"), (i) the registrant converted from a limited partnership to a corporation under the laws of the State of Delaware (the "Conversion") and changed its name to Antero Midstream Corporation ("we," "us," "our," the "Company" and like terms), (ii) we merged our wholly owned subsidiary with and into Antero Midstream Partners LP ("Antero Midstream"), with Antero Midstream surviving such merger as our indirect, wholly owned subsidiary and (iii) we exchanged each issued and outstanding Series B Unit representing a membership interest in Antero IDR Holdings LLC for 176.0041 shares of our common stock (the "Series B Exchange" and, together with the Conversion, the Merger and the other transactions contemplated by the Simplification Agreement, the "Transactions").

        Unless context otherwise requires, references in this prospectus to:

  •
  "Antero Resources" refers to Antero Resources Corporation; and

  •
  "Sponsor Holders" refers to (i) Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands, WP-WPVIII Investors, L.P., a Delaware limited partnership, Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, WP-WPVIII Investors GP L.P., a Delaware limited partnership, Warburg Pincus X, L.P., a Delaware limited partnership, Warburg Pincus X GP L.P., a Delaware limited partnership, WPP GP LLC, a Delaware limited liability company, Warburg Pincus Partners, L.P., a Delaware limited partnership, Warburg Pincus Partners GP LLC, a Delaware limited liability company, Warburg Pincus & Co., a New York general partnership, Warburg Pincus LLC, a New York limited liability company, and Charles R. Kaye and Joseph P. Landy, who are the Managing General Partners of Warburg Pincus & Co. and Managing Members and Co-Chief Executive Officers of Warburg Pincus LLC and (ii) Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P.

ii

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteromidstream.com. We have not incorporated by reference into this prospectus the information included on our website, and you should not consider it to be a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018;

  •
  our Current Reports on Form 8-K filed on February 20, 2019, February 25, 2019, March 5, 2019, March 11, 2019 and March 12, 2019; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A filed on March 12, 2019, including any subsequent amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Antero Midstream Corporation
1615 Wynkoop Street
Attention: Investor Relations
Denver, Colorado 80202
Telephone: (303) 357-7310

iii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus and incorporated by reference into this prospectus may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  Antero Resources' expected production and ability to meet its drilling and development plan;

  •
  our ability to execute our business strategy;

  •
  our ability to realize the anticipated benefits of the Transactions;

  •
  the impact of increased levels and costs of indebtedness used to fund the Transactions or the cash portion of the consideration being paid in connection therewith, and the increased cost of existing indebtedness due to the actions taken to consummate the Transactions;

  •
  our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  our ability to realize the anticipated benefits of investing in unconsolidated affiliates;

  •
  natural gas, natural gas liquids and oil prices;

  •
  our ability to complete the construction or purchase new gathering and compression, processing, water handling and treatment or other assets on schedule, at the budgeted cost or at all, and the ability of such assets to operate as designed or at expected levels;

  •
  competition and government regulations;

  •
  actions taken by third-party producers, operators, processors and transporters;

  •
  legal or environmental matters;

  •
  costs of conducting our operations;

  •
  general economic conditions;

  •
  credit markets;

  •
  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

  •
  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incidental to our business. These risks include, but are not limited to, commodity price volatility,

iv

inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018, which are incorporated by reference herein, and our other reports filed with the SEC.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

v

ABOUT ANTERO MIDSTREAM CORPORATION

        We are a growth-oriented midstream company initially formed to own, operate and develop midstream energy assets to service Antero Resources' increasing production. Our assets consist of gathering pipelines, compressor stations, and interests in processing and fractionation plants that collect and process production from Antero Resources' wells in the Marcellus and Utica Shales in West Virginia and Ohio. Our assets also include two independent fresh water delivery systems that deliver fresh water from the Ohio River and several regional waterways and a wastewater treatment facility. These fresh water delivery systems consist of permanent buried pipelines, surface pipelines and fresh water storage facilitates, as well as pumping stations and impoundments to transport the fresh water throughout the pipelines. We also provide water handling and treatment services for well completion and production operations in Antero Resources' operating areas. The other fluid handling services consist of high rate transfer services, wastewater transportation, and disposal. We believe that our strategically located assets and our relationship with Antero Resources have allowed us to become a leading midstream energy company serving the Marcellus and Utica Shale plays.

        Our principal executive offices are at 1615 Wynkoop Street, Denver, Colorado 80202. Our telephone number is (303) 357-7310. Our website is located at www.anteromidstream.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our and Antero Midstream's most recently filed Annual Report on Form 10-K, any of our subsequently filed Quarterly Reports on Form 10-Q and any of our subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things:

  •
  repayment of indebtedness; and

  •
  funding working capital, capital expenditures and potential acquisitions.

        The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 2,000,000,000 shares of common stock, $0.01 par value per share, of which 506,641,575 shares were issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value per share, including 12,000 shares designated as "5.5% Series A Non-Voting Perpetual Preferred Stock" (the "Series A Preferred Stock"), of which 10,000 shares were issued and outstanding.

        The following summary of our capital stock, certificate of incorporation, certificate of designations for the Series A Preferred Stock (the "Certificate of Designations") and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

        Except as provided by law or in a preferred stock designation (including the Certificate of Designations), holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock (including the Series A Preferred Stock), holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation (including the Certificate of Designations), the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

5.5% Series A Non-Voting Perpetual Preferred Stock

        Dividends.    Subject to the prior and superior rights of any senior securities with respect to dividends, holders of shares of Series A Preferred Stock are entitled to receive quarterly dividends on each share of Series A Preferred Stock, when, as and if declared by our board of directors out of funds legally available therefor, payable in cash on the 45th day following the end of each fiscal quarter of ours in each year or such other dates as our board of directors will approve, at a rate of 5.5% per annum on (i) the liquidation preference per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such share of Series A Preferred Stock, if any. Such dividends accrue and are cumulative from the original issue date, compound on each quarterly dividend payment date and are payable quarterly in arrears on each quarterly dividend payment date.

        Conversion at the Option of the Holder.    On or after March 12, 2029, each share of Series A Preferred Stock will be convertible, at any time and from time to time from and after such date, at the option of the holder of the Series A Preferred Stock, into a number of shares of common stock equal to the conversion ratio in effect on the applicable conversion date, subject to certain limitations; provided that no shares of Series A Preferred Stock may be converted into shares of common stock at any time that any shares of the Series A Preferred Stock are held by The Antero Foundation, which held all of the Series A Preferred Shares outstanding as of the date of this prospectus; and provided further that, notwithstanding anything in the Certificate of Designation to the contrary, in no event will the aggregate number of shares of common stock issued pursuant to all conversions exceed 19.9% of the number of shares of common stock issued and outstanding on the date of issuance of the Series A Preferred Stock. The conversion ratio for each share of Series A Preferred Stock will be equal to (i) $1,000 per share, plus accrued but unpaid dividends as of the conversion date, divided by (ii) the volume weighted average price per share of common stock during the 10 trading days preceding the conversion date.

        Redemption at the Option of the Company.    Notwithstanding anything in the Certificate of Designation to the contrary, if we undergo a "Change of Control" as defined in the Certificate of Designation, or at any time on and after March 12, 2029, we, at our option, may redeem the Series A Preferred Stock in whole or in part, at a price equal to $1,000 per share, plus any accrued and unpaid dividends, payable in cash; provided that if any shares of the Series A Preferred Stock are held by The Antero Foundation at the time of such redemption, the price for redemption of each share of Series A Preferred Stock will be the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series A Preferred Stock as determined by a third party appraiser selected in good faith by us, subject to The Antero Foundation's approval, which approval will not be unreasonably withheld or delayed.

        Transfer.    A holder of shares of our Series A Preferred Stock may transfer such holder's shares of Series A Preferred Stock to (i) us or any subsidiary of ours or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of the Certificate of Designation. The Certificate of Designation provides that in no event will a transfer of the Series A Preferred Stock be made if such transfer, or such transfer together with any other transfers, would result in us being required to register the Series A Preferred Stock under Section 12 of Exchange Act, or would otherwise trigger or subject us, or any subsidiary or other affiliate of ours, to the registration requirements of the Exchange Act with respect to the Series A Preferred Stock.

        Liquidation Preference.    In the event we voluntarily or involuntarily liquidate, dissolve or wind up, subject to the prior and superior rights of the holders of any senior securities, holders of shares of Series A Preferred Stock as of the record date set in connection therewith will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series A Preferred Stock, in each case, plus an amount equal to any declared but unpaid dividends up to and including the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of any junior securities, subject to certain limitations.

        No Voting Rights.    Holders of shares of Series A Preferred Stock do not have any voting rights, including the right to elect any directors, and their consent is not be required for taking any corporation action, except for any voting rights (including with respect to corporate actions) required by the General Corporation Law of the State of Delaware ("DGCL") or our certificate of incorporation.

        No Preemptive Rights.    No shares of Series A Preferred Stock have any rights of preemption whatsoever as to any of our securities.

        Rank.    Our Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of us, ranks: (i) on parity with each class or series of equity securities of ours the terms of which will expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of us, (ii) senior to the common stock and each other class or series of capital stock outstanding or established, the terms of which do not expressly provide that it ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us, and (iii) junior to each other class or series of capital stock outstanding or established, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us.

        Other Rights.    The shares of Series A Preferred Stock do not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights other than as set forth in our certificate of incorporation (including the Certificate of Designation for the Series A Preferred Stock) or as provided by applicable law.

Our Certificate of Incorporation and Our Bylaws

        Among other things, our certificate of incorporation and bylaws:

  •
  provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of our stockholders, which may preclude stockholders from bringing certain matters before our stockholders at an annual or special meeting;

  •
  provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

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  provide that, generally, to be timely, notice must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by us);

  •
  provide our board of directors the ability to authorize issuance of preferred stock in one or more series, which makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us and which may have the effect of deterring hostile takeovers or delaying changes in control or management of us;

  •
  provide that the authorized number of directors may be changed only by resolution of our board of directors;

  •
  provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation and the terms of the Stockholders' Agreement, dated as of October 9, 2018, by and among us and certain of our stockholders, including Antero Resources (as it may be amended from time to time, the "Stockholders' Agreement"), all vacancies, including newly created directorships be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by our stockholders;

  •
  provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, and the terms of the Stockholders' Agreement, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

  •
  provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to our certificate of incorporation (including any preferred stock designation thereunder) and the terms of the Stockholders' Agreement, directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors;

  •
  provide that special meetings of our stockholders may only be called by the Chief Executive Officer, the Chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies;

  •
  provide that (i) the Sponsor Holders and their affiliates are permitted to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description, (ii) the Sponsor Holders and their affiliates are permitted to have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of any such investments, in each case that may, are or will be competitive with the business of us and our subsidiaries or in the same or similar lines of business as us and our subsidiaries, or that could be suitable for us or our subsidiaries and (iii) we have, subject to limited exceptions, renounced, to the fullest extent permitted by law, any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities;

  •
  provide that the provisions of our certificate of incorporation can only be amended or repealed by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of the common stock entitled to vote thereon, voting together as a single class; provided, however, that so long as the Stockholders' Agreement remains in effect, no provision of our certificate of incorporation may be amended, altered or repealed in any manner that would be contrary to or inconsistent with the terms of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which our certificate of incorporation is subject) will be deemed an amendment of our certificate of incorporation; and

  •
  provide that our bylaws can be altered or repealed by (a) our board of directors or (b) our stockholders upon the affirmative vote of holders of at least 66 2/3% of the voting power of common stock outstanding and entitled to vote thereon, voting together as a single class. However, so long as the Stockholders' Agreement remains in effect, our board of directors and our stockholders may not approve any amendment, alteration or repeal of any provision of our bylaws, or the adoption of any new bylaw, that (a) would be contrary to or inconsistent with the terms of the Stockholders' Agreement or (b) amends, alters or repeals certain portions of our certificate of incorporation; provided, however, that so long as the Stockholders' Agreement remains in effect, the parties to the Stockholders' Agreement may amend any provision of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which the bylaws are subject) will be deemed an amendment of the bylaws for purposes of the amendment provisions of our bylaws.

Delaware Anti-Takeover Law

        Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any "business combination," including, among other things, certain mergers or consolidations with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

  •
  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations for a three-year period.

        Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the our certificate of incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "AM." The Series A Preferred Stock is not listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities in one or more series. When used in this "Description of Debt Securities" section, unless we state otherwise or the context clearly indicates otherwise, references to the "Company," "we," "us," and "our" refer to Antero Midstream Corporation and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to a "debt security" in this prospectus, we mean either a senior debt security or a subordinated debt security.

        The debt indentures and their associated documents, including your debt security, will contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we do not describe the meaning of all the terms that may be important to you. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Indentures

        The senior debt securities and subordinated debt securities will each be governed by a document called an indenture. Each indenture is a contract between us and Wells Fargo Bank, National Association, a national banking association, as trustee. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the "indenture" or the "trustee" with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your debt security, whether it is a series of the senior debt securities or the subordinated debt securities, in your prospectus supplement. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a "series of debt securities," we mean a series of debt securities issued under the applicable indenture. When we refer to "your debt security," we mean the series of debt securities you purchase. When we refer to "your prospectus supplement," we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in your debt security, as applicable. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal. We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

  •
  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

  •
  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

  •
  the currency or currencies for payment of principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your debt security is a fixed-rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed-rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating-rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  the authorized denominations, if other than $1,000 and multiples of $1,000;

  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 60 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates.

DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (DTCC); DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies; and DTCC is owned by the users of its regulated subsidiaries. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        The following is based on information furnished by Euroclear or Clearstream, as the case may be.

        Euroclear has advised us that:

  •
  It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

  •
  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

  •
  Euroclear is operated by Euroclear Bank SA/NV, as operator of the Euroclear System (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative");

  •
  The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

  •
  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

  •
  Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions");

  •
  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants; and

  •
  Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream has advised us that:

  •
  It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

  •
  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

  •
  As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

  •
  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

  •
  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

  •
  Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in your prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture will define "senior debt" as:

  •
  our indebtedness under or in respect of our senior secured revolving credit facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (i) in the event and during the continuation of any default in the payment of principal of, and any premium and interest on, any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), or stockholder of the Company, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your debt security occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal of and any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the Trustee from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on such debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

  •
  permitting redemption of such debt security if not previously permitted;

  •
  impairing any right such holder may have to require purchase of its debt security;

  •
  if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

  •
  changing the currency of any payment on such debt security;

  •
  changing the place of payment on such debt security;

  •
  impairing such holder's right to sue for payment of any amount due on its debt security;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the applicable indenture or any debt securities to any provision of the "Description of Debt Securities "in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

  •
  If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, subject to applicable escheatment law, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See "Where You Can Find More Information" above for information on how to obtain copies of these documents.

        The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following, as applicable:

  •
  the title of the warrants;

  •
  the offering price for the warrants;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

  •
  a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants;

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  redemption or call provisions applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following, as applicable:

  •
  the title of the warrants;

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  the offering price for the warrants;

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  the aggregate number of the warrants;

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  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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  the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants commence and expire;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

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  a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants;

  •
  redemption or call provisions applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

PLAN OF DISTRIBUTION

        We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

        We will fix a price or prices of our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

        We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of Antero Midstream Corporation (formerly Antero Midstream GP LP) as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Antero Midstream Partners LP as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control reporting as of December 31, 2018, have been incorporated by reference herein in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Antero Midstream Corporation

284,207,325 Shares of Common Stock

        The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholders may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. They may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "AM."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2019.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Antero Midstream Corporation and the common stock that the selling stockholders may offer. We may provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may also add or update any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        On March 12, 2019, pursuant to that certain Simplification Agreement, dated October 9, 2018 (the "Simplification Agreement"), (i) the registrant converted from a limited partnership to a corporation under the laws of the State of Delaware (the "Conversion") and changed its name to Antero Midstream Corporation ("we," "us," "our," the "Company" and like terms), (ii) we merged our wholly owned subsidiary with and into Antero Midstream Partners LP ("Antero Midstream"), with Antero Midstream surviving such merger as our indirect, wholly owned subsidiary and (iii) we exchanged each issued and outstanding Series B Unit representing a membership interest in Antero IDR Holdings LLC for 176.0041 shares of our common stock (the "Series B Exchange" and, together with the Conversion, the Merger and the other transactions contemplated by the Simplification Agreement, the "Transactions").

        Unless context otherwise requires, references in this prospectus to:

  •
  "Antero Resources" refers to Antero Resources Corporation; and

  •
  "Sponsor Holders" refers to (i) Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands, WP-WPVIII Investors, L.P., a Delaware limited partnership, Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, WP-WPVIII Investors GP L.P., a Delaware limited partnership, Warburg Pincus X, L.P., a Delaware limited partnership, Warburg Pincus X GP L.P., a Delaware limited partnership, WPP GP LLC, a Delaware limited liability company, Warburg Pincus Partners, L.P., a Delaware limited partnership, Warburg Pincus Partners GP LLC, a Delaware limited liability company, Warburg Pincus & Co., a New York general partnership, Warburg Pincus LLC, a New York limited liability company, and Charles R. Kaye and Joseph P. Landy, who are the Managing General Partners of Warburg Pincus & Co. and Managing Members and Co-Chief Executive Officers of Warburg Pincus LLC and (ii) Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteromidstream.com. We have not incorporated by reference into this prospectus the information included on our website, and you should not consider it to be a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018;

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  our Current Reports on Form 8-K filed on February 20, 2019, February 25, 2019, March 5, 2019, March 11, 2019 and March 12, 2019; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A filed on March 12, 2019, including any subsequent amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Antero Midstream Corporation
1615 Wynkoop Street
Attention: Investor Relations
Denver, Colorado 80202
Telephone: (303) 357-7310

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus and incorporated by reference into this prospectus may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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  Antero Resources' expected production and ability to meet its drilling and development plan;

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  our ability to execute our business strategy;

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  our ability to realize the anticipated benefits of the simplification and the Transactions;

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  the impact of increased levels and costs of indebtedness used to fund the Transactions or the cash portion of the consideration being paid in connection therewith, and the increased cost of existing indebtedness due to the actions taken to consummate the Transactions;

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  our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

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  our ability to realize the anticipated benefits of investing in unconsolidated affiliates;

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  natural gas, natural gas liquids and oil prices;

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  our ability to complete the construction or purchase new gathering and compression, processing, water handling and treatment or other assets on schedule, at the budgeted cost or at all, and the ability of such assets to operate as designed or at expected levels;

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  competition and government regulations;

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  actions taken by third-party producers, operators, processors and transporters;

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  legal or environmental matters;

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  costs of conducting our operations;

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  general economic conditions;

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  credit markets;

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  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incidental to our business. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018, which are incorporated by reference herein, and our other reports filed with the SEC.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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ABOUT ANTERO MIDSTREAM CORPORATION

        We are a growth-oriented midstream company initially formed to own, operate and develop midstream energy assets to service Antero Resources' increasing production. Our assets consist of gathering pipelines, compressor stations, and interests in processing and fractionation plants that collect and process production from Antero Resources' wells in the Marcellus and Utica Shales in West Virginia and Ohio. Our assets also include two independent fresh water delivery systems that deliver fresh water from the Ohio River and several regional waterways and a wastewater treatment facility. These fresh water delivery systems consist of permanent buried pipelines, surface pipelines and fresh water storage facilitates, as well as pumping stations and impoundments to transport the fresh water throughout the pipelines. We also provide water handling and treatment services for well completion and production operations in Antero Resources' operating areas. The other fluid handling services consist of high rate transfer services, wastewater transportation, and disposal. We believe that our strategically located assets and our relationship with Antero Resources have allowed us to become a leading midstream energy company serving the Marcellus and Utica Shale plays.

        Our principal executive offices are at 1615 Wynkoop Street, Denver, Colorado 80202. Our telephone number is (303) 357-7310. Our website is located at www.anteromidstream.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

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RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our and Antero Midstream's most recently filed Annual Report on Form 10-K, any of our subsequently filed Quarterly Reports on Form 10-Q and any of our subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

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USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 2,000,000,000 shares of common stock, $0.01 par value per share, of which 506,641,575 shares were issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value per share, including 12,000 shares designated as "5.5% Series A Non-Voting Perpetual Preferred Stock" (the "Series A Preferred Stock"), of which 10,000 shares were issued and outstanding.

        The following summary of our capital stock, certificate of incorporation, certificate of designations for the Series A Preferred Stock (the "Certificate of Designations") and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

        Except as provided by law or in a preferred stock designation (including the Certificate of Designations), holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock (including the Series A Preferred Stock), holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation (including the Certificate of Designations), the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

5.5% Series A Non-Voting Perpetual Preferred Stock

        Dividends.    Subject to the prior and superior rights of any senior securities with respect to dividends, holders of shares of Series A Preferred Stock are entitled to receive quarterly dividends on each share of Series A Preferred Stock, when, as and if declared by our board of directors out of funds legally available therefor, payable in cash on the 45th day following the end of each fiscal quarter of ours in each year or such other dates as our board of directors will approve, at a rate of 5.5% per annum on (i) the liquidation preference per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such share of Series A Preferred Stock, if any. Such dividends accrue and are cumulative from the original issue date, compound on each

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quarterly dividend payment date and are payable quarterly in arrears on each quarterly dividend payment date.

        Conversion at the Option of the Holder.    On or after March 12, 2029, each share of Series A Preferred Stock will be convertible, at any time and from time to time from and after such date, at the option of the holder of the Series A Preferred Stock, into a number of shares of common stock equal to the conversion ratio in effect on the applicable conversion date, subject to certain limitations; provided that no shares of Series A Preferred Stock may be converted into shares of common stock at any time that any shares of the Series A Preferred Stock are held by The Antero Foundation, which held all of the Series A Preferred Shares outstanding as of the date of this prospectus; and provided further that, notwithstanding anything in the Certificate of Designation to the contrary, in no event will the aggregate number of shares of common stock issued pursuant to all conversions exceed 19.9% of the number of shares of common stock issued and outstanding on the date of issuance of the Series A Preferred Stock. The conversion ratio for each share of Series A Preferred Stock will be equal to (i) $1,000 per share, plus accrued but unpaid dividends as of the conversion date, divided by (ii) the volume weighted average price per share of common stock during the 10 trading days preceding the conversion date.

        Redemption at the Option of the Company.    Notwithstanding anything in the Certificate of Designation to the contrary, if we undergo a "Change of Control" as defined in the Certificate of Designation, or at any time on and after March 12, 2029, we, at our option, may redeem the Series A Preferred Stock in whole or in part, at a price equal to $1,000 per share, plus any accrued and unpaid dividends, payable in cash; provided that if any shares of the Series A Preferred Stock are held by The Antero Foundation at the time of such redemption, the price for redemption of each share of Series A Preferred Stock will be the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series A Preferred Stock as determined by a third party appraiser selected in good faith by us, subject to The Antero Foundation's approval, which approval will not be unreasonably withheld or delayed.

        Transfer.    A holder of shares of our Series A Preferred Stock may transfer such holder's shares of Series A Preferred Stock to (i) us or any subsidiary of ours or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of the Certificate of Designation. The Certificate of Designation provides that in no event will a transfer of the Series A Preferred Stock be made if such transfer, or such transfer together with any other transfers, would result in us being required to register the Series A Preferred Stock under Section 12 of Exchange Act, or would otherwise trigger or subject us, or any subsidiary or other affiliate of ours, to the registration requirements of the Exchange Act with respect to the Series A Preferred Stock.

        Liquidation Preference.    In the event we voluntarily or involuntarily liquidate, dissolve or wind up, subject to the prior and superior rights of the holders of any senior securities, holders of shares of Series A Preferred Stock as of the record date set in connection therewith will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series A Preferred Stock, in each case, plus an amount equal to any declared but unpaid dividends up to and including the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of any junior securities, subject to certain limitations.

        No Voting Rights.    Holders of shares of Series A Preferred Stock do not have any voting rights, including the right to elect any directors, and their consent is not be required for taking any corporation action, except for any voting rights (including with respect to corporate actions) required by the General Corporation Law of the State of Delaware ("DGCL") or our certificate of incorporation.

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        No Preemptive Rights.    No shares of Series A Preferred Stock have any rights of preemption whatsoever as to any of our securities.

        Rank.    Our Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of us, ranks: (i) on parity with each class or series of equity securities of ours the terms of which will expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of us, (ii) senior to the common stock and each other class or series of capital stock outstanding or established, the terms of which do not expressly provide that it ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us, and (iii) junior to each other class or series of capital stock outstanding or established, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us.

        Other Rights.    The shares of Series A Preferred Stock do not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights other than as set forth in our certificate of incorporation (including the Certificate of Designation for the Series A Preferred Stock) or as provided by applicable law.

Our Certificate of Incorporation and Our Bylaws

        Among other things, our certificate of incorporation and bylaws:

  •
  provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of our stockholders, which may preclude stockholders from bringing certain matters before our stockholders at an annual or special meeting;

  •
  provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

  •
  provide that, generally, to be timely, notice must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by us);

  •
  provide our board of directors the ability to authorize issuance of preferred stock in one or more series, which makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us and which may have the effect of deterring hostile takeovers or delaying changes in control or management of us;

  •
  provide that the authorized number of directors may be changed only by resolution of our board of directors;

  •
  provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation and the terms of the Stockholders' Agreement, dated as of October 9, 2018, by and among us and certain of our stockholders, including Antero Resources (as it may be amended from time to time, the "Stockholders' Agreement"), all vacancies, including newly created directorships be

6

    filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by our stockholders;

  •
  provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, and the terms of the Stockholders' Agreement, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

  •
  provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to our certificate of incorporation (including any preferred stock designation thereunder) and the terms of the Stockholders' Agreement, directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors;

  •
  provide that special meetings of our stockholders may only be called by the Chief Executive Officer, the Chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies;

  •
  provide that (i) the Sponsor Holders and their affiliates are permitted to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description, (ii) the Sponsor Holders and their affiliates are permitted to have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of any such investments, in each case that may, are or will be competitive with the business of us and our subsidiaries or in the same or similar lines of business as us and our subsidiaries, or that could be suitable for us or our subsidiaries and (iii) we have, subject to limited exceptions, renounced, to the fullest extent permitted by law, any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities;

  •
  provide that the provisions of our certificate of incorporation can only be amended or repealed by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of the common stock entitled to vote thereon, voting together as a single class; provided, however, that so long as the Stockholders' Agreement remains in effect, no provision of our certificate of incorporation may be amended, altered or repealed in any manner that would be contrary to or inconsistent with the terms of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which our certificate of incorporation is subject) will be deemed an amendment of our certificate of incorporation; and

  •
  provide that our bylaws can be altered or repealed by (a) our board of directors or (b) our stockholders upon the affirmative vote of holders of at least 66 2/3% of the voting power of common stock outstanding and entitled to vote thereon, voting together as a single class. However, so long as the Stockholders' Agreement remains in effect, our board of directors and our stockholders may not approve any amendment, alteration or repeal of any provision of our bylaws, or the adoption of any new bylaw, that (a) would be contrary to or inconsistent with the terms of the Stockholders' Agreement or (b) amends, alters or repeals certain portions of our certificate of incorporation; provided, however, that so long as the Stockholders' Agreement remains in effect, the parties to the Stockholders' Agreement may amend any provision of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which the

7

    bylaws are subject) will be deemed an amendment of the bylaws for purposes of the amendment provisions of our bylaws.

Delaware Anti-Takeover Law

        Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any "business combination," including, among other things, certain mergers or consolidations with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

  •
  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations for a three-year period.

        Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the our certificate of incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "AM." The Series A Preferred Stock is not listed on any securities exchange.

8

SELLING STOCKHOLDERS

        This prospectus covers the offering of up to 284,207,325 shares of our common stock by the selling stockholders identified below, which may be done from time to time.

        In connection with the closing of the Transactions, we entered into a Registration Rights Agreement, pursuant to which we agreed to register the resale of certain shares of common stock received in the Transactions, including the shares issued in the Series B Exchange. Approximately 5.8 million shares of common stock issued in the Series B Exchange are subject to vesting in accordance with the applicable equity grant agreement, pursuant to which the Series B Units were originally issued. These shares are scheduled to vest on December 31, 2019, and are subject to restrictions on transfer prior to vesting. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of the shares covered by this prospectus, except that the selling stockholders will pay any underwriting discounts or commissions. The term "selling stockholders" includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.

        We have a material relationship with each of the selling stockholders. The selling stockholders consist of our sponsors, certain of our executive officers and directors, and certain other officers and employees of Antero Resources. For a complete discussion of these relationships, please see "Special Factors—Relationship of the Parties to the Transactions" and "Special Factors—Interests of Certain Persons in the Transactions" in our joint proxy statement/prospectus filed on January 31, 2019, which information is incorporated by reference herein, and the information in the table below.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is included in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders, which may include the below listed stockholders' permitted transferees and assignees or other successors.

        The following table sets forth information relating to the selling stockholders as of March 12, 2019, based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares

9

of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

			Shares of Common Stock That May Be Offered by this Prospectus
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(2)		Number	Percentage(2)
Antero Resources Corporation(3)	158,419,937	31.3%	158,419,937	—	—
Warburg Pincus Funds(4)	55,109,589	10.9%	55,109,589	—	—
Yorktown Funds(5)	15,534,411	3.1%	15,534,411	—	—
Paul M. Rady(6)	28,663,799	5.7%	28,663,799	—	—
Glen C. Warren Jr.(7)	20,749,059	4.1%	20,749,059	—	—
Other Current Executive Officers of the Company as a Group(8)	3,163,874	*	3,163,874	—	—
Other Employees of the Company and Antero Resources as a Group(9)	3,034,317	*	2,569,656	464,701	*

*
Less than one percent.

(1)
Based on an aggregate of 506,641,575 shares of common stock outstanding as of March 12, 2019, including 5,782,601 shares issued to certain of the selling stockholders in connection with the Series B Exchange that cannot be sold until such shares vest on December 31, 2019.

(2)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares.

(3)
Includes 107,000,001 shares of common stock owned by Arkrose Subsidiary Holdings LLC, which is a wholly owned subsidiary of Antero Resources.

(4)
The Warburg Pincus Funds are Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands ("WP VIII CV I"), WP-WPVIII Investors, L.P., a Delaware limited partnership ("WP-WPVIII Investors" and, together with WP VIII and WP VIII CV I, the "WP VIII Funds"), Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"), and Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners," and together with WP X O&G, the "WP X O&G Funds"). WP-WPVIII Investors GP L.P., a Delaware limited partnership ("WP-WPVIII GP"), is the general partner of WP-WPVIII Investors. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of the WP X O&G Funds. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP-WPVIII GP and WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII and WP VIII CV I. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of each of the WP VIII Funds and the WP X O&G Funds.

(5)
The Yorktown Funds are Yorktown Energy Partners V, L.P., a Delaware limited partnership, Yorktown Energy Partners VI, L.P., a Delaware limited partnership, Yorktown Energy Partners VII, L.P., a Delaware limited partnership, and Yorktown Energy Partners VIII, L.P., a

10

  Delaware limited partnership. Yorktown V Company LLC is the sole general partner of Yorktown Energy Partners V, L.P. Yorktown VI Company LP is the sole general partner of Yorktown Energy Partners VI, L.P. Yorktown VI Associates LLC is the sole general partner of Yorktown VI Company LP. Yorktown VII Company LP is the sole general partner of Yorktown Energy Partners VII, L.P. Yorktown VII Associates LLC is the sole general partner of Yorktown VII Company LP. Yorktown VIII Company LP is the sole general partner of Yorktown Energy Partners VIII, L.P. Yorktown VIII Associates LLC is the sole general partner of Yorktown VIII Company LP.

(6)
Mr. Rady is our Chief Executive Officer and serves as Chairman of our Board of Directors. Includes 19,180,821 shares of common stock held by Mockingbird Investments LLC ("Mockingbird"). Mr. Rady owns a 13.1874% limited liability company interest in Mockingbird, and two trusts under his control own the remaining 86.8126%. Mr. Rady disclaims beneficial ownership of all of the shares of common stock held by Mockingbird except to the extent of his pecuniary interest therein. The shares Mr. Rady beneficially owns also include 2,816,065 shares of common stock received in the Series B Exchange that remain subject to vesting.

(7)
Mr. Warren is our President and a member of our Board of Directors. Includes 3,966,804 shares of common stock held by Canton Investment Holdings LLC ("Canton"). Mr. Warren is the managing member and 50% owner of Canton. Mr. Warren disclaims beneficial ownership of all common shares held by Canton except to the extent of his pecuniary interest therein. The shares that Mr. Warren beneficially owns also include 1,877,261 shares of common stock received in the Series B Exchange that remain subject to vesting.

(8)
Includes three persons, each of whom currently serves as an executive officer of the Company. The shares that such executive officers beneficially own includes 234,613 shares of common stock received in the Series B Exchange that remain subject to vesting.

(9)
Includes 20 persons not otherwise listed above. All of the selling stockholders in this group currently serve as employees of the Company or its affiliates, including Antero Resources. Also, the shares beneficially owned by persons in this group include an aggregate of 854,662 shares of common stock received in the Series B Exchange that remain subject to vesting, none of which can be sold until such shares vest on December 31, 2019.

11

 PLAN OF DISTRIBUTION

        All shares of common stock being offered under this prospectus are being offered on behalf of the selling stockholders. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices that are other than prevailing market prices or related to the then current market prices (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

        The shares may be sold by any one or more of the following methods:

  •
  through a firm commitment or best efforts underwriting;

  •
  through a block trade (which may involve crosses) in which the selling stockholder's broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

  •
  through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE;

  •
  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through privately negotiated transactions;

  •
  through the distribution of the common shares by any selling stockholders to its partners, members or stockholders;

  •
  through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

  •
  through short sales;

  •
  "at the market" or through market makers or into an existing market for the shares; or

  •
  through any other method permitted by applicable law.

        In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

        Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents or from both sources. The selling stockholders do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling stockholders will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock they own and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such

12

prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

        The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

        The selling stockholders will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

13

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of Antero Midstream Corporation (formerly Antero Midstream GP LP) as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Antero Midstream Partners LP as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control reporting as of December 31, 2018, have been incorporated by reference herein in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

14

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$420,585	*
Printing and engraving expenses			**
Accounting fees and expenses			**
Legal fees and expenses			**
Transfer agent and registrar fees			**
Trustee fees and expenses			**
Miscellaneous			**

Total	$		**

*
Except with respect to the shares of common stock to be sold by the selling stockholders, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Antero Midstream Corporation

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The DGCL does not permit exculpation for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions); and

  •
  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty, except to the extent such exemption is not permitted under the DGCL.

        Our bylaws provide that we shall, to the fullest extent permitted by law, indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact such person is or was our director, officer or employee, or, while our director, officer or employee, is or was serving at our request as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses reasonably incurred. Our bylaws further provide that we shall advance expenses incurred in defending any such proceeding to any such indemnitees; provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under our bylaws or otherwise.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

        In addition, we entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

        We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Antero Midstream Corporation under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
1.1	*	Form of Underwriting Agreement.
3.1		Certificate of Incorporation of Antero Midstream Corporation (incorporated by reference to Exhibit 3.3 to the Company's Form 8-K filed on March 12, 2019).
3.2		Bylaws of Antero Midstream Corporation, effective March 12, 2019 (incorporated by reference to Exhibit 3.4 to the Company's Form 8-K filed on March 12, 2019).
3.3		Certificate of Designations, 5.5% Series A Non-Voting Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K field on March 12, 2019).
3.4		Certificate of Conversion of Antero Midstream Corporation (incorporated by reference to Exhibit 3.2 to the Company's Form 8-K filed on March 12, 2019).
4.1
Registration Rights Agreement, dated as of March 12, 2019, by and among the Company, and the other parties listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on March 12, 2019).
4.2	**	Form of Indenture for Senior Debt Securities.
4.3	**	Form of Indenture for Subordinated Debt Securities.
4.4	**	Form of Senior Debt Securities (included in Exhibit 4.2).
4.5	**	Form of Subordinated Debt Securities (included in Exhibit 4.3).

Exhibit Number		Exhibits
4.6	*	Form of Warrant Agreement.
5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1	**	Consent of KPMG LLP, an independent registered public accounting firm.
23.2	**	Consent of KPMG LLP, an independent registered public accounting firm.
23.3	**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on signature pages of this registration statement).
25.1	**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2	**	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 13, 2019.

ANTERO MIDSTREAM CORPORATION
By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below appoints Paul M. Rady, Glen C. Warren, Jr. and Michael N. Kennedy, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ PAUL M. RADY Paul M. Rady	Chief Executive Officer and Chairman (Principal Executive Officer)	March 13, 2019
/s/ MICHAEL N. KENNEDY Michael N. Kennedy	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	March 13, 2019
/s/ K. PHIL YOO K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	March 13, 2019
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.	Director, President and Secretary	March 13, 2019

Name	Title	Date

/s/ W. HOWARD KEENAN, JR. W. Howard Keenan, Jr.	Director	March 13, 2019
/s/ PETER A. DEA Peter A. Dea	Director	March 13, 2019
/s/ DAVID A. PETERS David A. Peters	Director	March 13, 2019
/s/ BROOKS J. KLIMLEY Brooks J. Klimley	Director	March 13, 2019
/s/ JOHN C. MOLLENKOPF John C. Mollenkopf	Director	March 13, 2019
/s/ PETER R. KAGAN Peter R. Kagan	Director	March 13, 2019
/s/ ROSE M. ROBESON Rose M. Robeson	Director	March 13, 2019